SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 27, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 27, 2007, the Registrant, be determination of the Board of Directors and at the recommendation of the Compensation Committee of the Board of Directors, granted stock options under its 2003 Omnibus Incentive Plan to the Registrant’s directors and certain employees, including certain executive officers.

The particular awards granted to the Registrant’s directors and executive officers are as follows:

Name and Position	Number of Stock Options Granted
Geoffrey Jenkins, Chairman	25,000
A. Kim Cambell, Director	15,000
Sidney Braginsky, Director	15,000
Gary Brooks, Director	15,000
Joseph Harris, Director	15,000
Peter Klein, Director	15,000
Edwin Snape, Director	15,000
James Wylie, Chief Executive Officer	100,000
David Swank, Chief Financial Officer	50,000
Christopher Geberth, VP Finance	30,000
Cary Paulette, VP, North America Sales	25,000
John Welch, VP, North America Marketing	25,000
William Allan, VP, Operations, Diomed Ltd.	35,000

Each of the options has an exercise price of $.80 per share, an expiration date of July 27, 2010 and vests quarterly over three years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: August 2, 2007	By:	/s/ DAVID B. SWANK
	Name:	David B. Swank.
	Title:	Chief Financial Officer